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                                                                   EXHIBIT 10(e)

                                 LOAN AGREEMENT

     AGREEMENT, dated January 27, 1998, by and between Citation Computer Systems, Inc. (the "COMPANY") and SOUTHWEST BANK OF ST. LOUIS, a banking institution organized under the laws of the State of Missouri, (the "BANK").

     WHEREAS the COMPANY desires to borrow from the BANK sums not to exceed TWO MILLION THREE HUNDRED FORTY-SEVEN THOUSAND FIVE HUNDRED ELEVEN AND 00/100 DOLLARS ($2,347,511.00) and the BANK is willing, subject to and upon the terms and conditions herein set forth, to lend such sums to the COMPANY.

     NOW, THEREFORE, IT IS AGREED:

     ARTICLE I -AMOUNT AND TERMS OF LOANS

     Section 1.1 - TERM LOAN

     Subject to and upon the terms and conditions herein set forth, the BANK shall lend to the COMPANY and the COMPANY shall borrow from the BANK an aggregate principal sum of THREE HUNDRED FORTY-SEVEN THOUSAND FIVE HUNDRED ELEVEN AND 00/100 DOLLARS ($347,511.00). Such borrowing by the COMPANY hereunder shall be made at the offices of the BANK, St. Louis, Missouri.

     Section 1.1 (a) - LINE OF CREDIT LOAN

     The BANK shall lend to the COMPANY, subject to and upon the terms and conditions herein set forth, at any time or from time to time on or before January 27, 1998, sums not to exceed TWO MILLION AND 00/100 DOLLARS ($2,000,000.00) in the aggregate outstanding at any one time; provided, however, that BANK may extend such termination date for successive one year periods at its sole option by notice to such effect at least twenty-four hours prior to February 1, 2000, and provided, further, however, that all such borrowings from time to time shall be payable on demand and that should demand be made at any time prior to February 1, 2000, then COMPANY shall have no further rights to borrow, nor shall BANK have any obligations to lend further sums under this
Section 1.1 (a).



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     Section 1.2 - TERM LOAN NOTE

     The borrowing under Section 1.1 shall be evidenced by two promissory notes payable to the order of the BANK in the amount of TWO HUNDRED THIRTY-THREE THOUSAND FIVE HUNDRED EIGHTY-SIX AND 00/100 ($233,586.00) and ONE HUNDRED THIRTEEN THOUSAND NINE HUNDRED TWENTY-FIVE AND 00/100 ($113,925.00) substantially in the form of Exhibit A attached hereto (the "Term Notes"), which shall be dated January 27, 1998, (the "Closing Date"), and shall be duly executed by the COMPANY with blanks appropriately completed in conformity herewith. The $233,586.00 Note shall be payable in thirty-six (36) consecutive monthly payments commencing March 1, 1998, the amount of SEVEN THOUSAND THREE HUNDRED NINETY-THREE AND 30/100 DOLLARS ($7 ,393.30) each which shall first be applied to interest, computed as set forth in Section 1.3 below, and then to principal. The $233,586.00 Note shall mature on February 1, 2001, at which time all unpaid principal, together with all accrued and unpaid interest, shall be due and payable. The $113,925.00 Note shall be payable in twenty-four (24) consecutive monthly payments commencing March 1, 1998, the amount of FIVE THOUSAND ONE HUNDRED EIGHTY-NINE AND 08/100 DOLLARS ($5,189.08) each which shall first be applied to interest, computed as set forth in Section 1.3 below, and then to principal. The $113,925.00 Note shall mature on February 1, 2000, at which time all unpaid principal, together with all accrued and unpaid interest, shall be due and payable.

     Section 1.2(a) - LINE OF CREDIT NOTE

     The obligation of the COMPANY to repay the aggregate unpaid principal amount of all line of credit loans by the BANK from time to time shall be evidenced by a single promissory note to the order of the BANK substantially in the form of Exhibit B attached hereto (the "Line of Credit Note") which shall be dated as of January 27, 1998, and duly executed by the COMPANY with blanks appropriately filled in conformity herewith.

     Anything herein and in the Line of Credit Note to the contrary notwithstanding, the line of credit loans shall terminate and the balance due on the Line of Credit Note shall become due and payable on demand or if demand be not made, then on February 1, 2000, as same may be extended at the option of the BANK pursuant to Section 1.1(a) above. In the event of such extension the COMPANY shall execute a renewal line of credit note and such other documents and instruments as the BANK shall request.

     The Term Notes and the Line of Credit Note and as any of same may be from time to time amended, modified or renewed are referred to herein collectively as the "Notes."


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     Section 1.3 - INTEREST

     (a) The Term Notes shall bear interest from date thereof to maturity on the unpaid principal balance thereof at the rate per annum equal to eight and one-half percent (8.50%), per annum, fixed, and after maturity by acceleration or otherwise at a rate equal to twelve and one-half percent (12.5%), per annum, fixed.

     (b) The Line of Credit Note shall bear interest from date thereof to maturity on the unpaid principal balance thereof at the rate per annum equal to zero percent (0.00%) in excess of the from time to time prime rate of the BANK, said interest rate to change simultaneously with each change in the prime rate of the BANK, and after maturity by acceleration or otherwise at a rate equal to four percent (4.00%) in excess of the prime rate of the BANK effect when such balance is due and payable.

     (c) For purposes of this Agreement, the "prime rate" of the Bank shall mean the rate of interest announced from time to time by the BANK as its "prime rate," such term being used only as a reference rate and not necessarily representing the lowest or other rate charged to any particular customer of the BANK. In the event the BANK ceases to use the term "prime rate" in setting a base rate of interest for commercial loans, the term "prime rate" as used herein shall be determined by reference to the rate used by the BANK as its base rate of interest for commercial loans.

     ARTICLE II -  PREPAYMENTS

     Section 2.1 - OPTIONAL PREPAYMENTS

     The COMPANY shall have the right from time to time to prepay the Notes at any time in whole or in part in accordance with the terms of the Notes. Any such prepayment may be made without premium. Any partial prepayment shall first be applied to interest with the balance, if any, to be applied to payment of principal in the inverse order of maturity.

     ARTICLE III - CONDITIONS PRECEDENT TO BORROWING

     The obligation of the BANK to lend the amount of TWO MILLION THREE HUNDRED FORTY-SEVEN THOUSAND FIVE HUNDRED ELEVEN AND 00/100 DOLLARS ($2,347,511.00) to the COMPANY hereunder shall be subject to the following conditions precedent in each instance:

     Section 3.1 - BORROWING AUTHORIZATIONS

     At or prior to the date of the first borrowing hereunder the COMPANY shall provide to the BANK the following:

     (a) a copy of the COMPANY'S Certificate of Incorporation;


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     (b)  a copy of evidence reflecting that the COMPANY is presently in good standing as a Missouri corporation and that the COMPANY has paid all current franchise and/or license fees that may be required by State law;

     (c) certified copies of the resolution(s) of the Board of Directors of the COMPANY authorizing the execution, delivery and performance of this Loan Agreement, the borrowings hereunder, the Notes and the Security Interests, Pledges or other collateral instruments contained in
          Article IV.

     (d)  such additional documents as the BANK may reasonably request.

     Section 3.2 - CORRECTNESS OF WARRANTIES

     At the time of the Closing Date, all representations and warranties contained herein or otherwise made to the BANK in connection herewith, shall be true and correct, with the same effect as though such representations and warranties had been made on and as of the Closing Date.

     Section 3.3 - COLLATERAL SECURITY DOCUMENTS

     At the time of the Closing Date, the BANK shall receive all the instruments and documents then required to be delivered pursuant to Article IV and the same shall be in full force and effect.

     Section 3.4 - NOTES

     At the time of the Closing Date, the BANK shall have received the Notes in accordance with Section 1.2 and 1.2(a).

     Section 3.5 - NO EVENT OF DEFAULT

     At the time of the Closing Date, there shall exist no Event of Default as defined in Article VIII and no condition, event or act which, with notice or lapse of time, or both, would constitute an Event of Default.

     Section 3.6 - PROCEEDINGS: RECEIPT OF DOCUMENTS

     All corporate and legal proceedings and all documents and instruments in connection with the borrowings herein referenced and pursuant to Articles III and IV shall be satisfactory in form and substance to the BANK.

     Section 3.7 - OPINION OF COUNSEL

     The BANK shall have received from legal counsel for the COMPANY a closing opinion in the form attached hereto as Exhibit C.


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     ARTICLE IV -  SECURITY INTERESTS AND PLEDGES

     Section 4.1 - SECURITY INTEREST IN ACCOUNTS RECEIVABLE

     To collateralize the Notes and all other indebtedness and liabilities of the COMPANY to the BANK, whether now existing or hereafter arising and whether direct, indirect, contingent, liquidated or unliquidated, the COMPANY shall cause to be duly executed and delivered to the BANK, a Security Agreement in the form attached hereto as Exhibit D (the "Accounts Security Agreement"), all attendant financing statements and other appropriate documentation, granting to the BANK a first perfected security interest in all of the accounts receivable (Accounts) and other property described therein presently existing and hereafter acquire of the COMPANY and the proceeds thereof.

     Section 4.2 - SECURITY INTEREST IN INVENTORY

     To collateralize the Notes and all other indebtedness and liabilities of the COMPANY to the BANK, whether now existing or hereafter arising and whether direct, indirect, contingent, liquidated or unliquidated, the COMPANY shall cause to be duly executed and delivered to the BANK, a Security Agreement, in the form attached herein as Exhibit E ("Inventory Security Agreement") all attendant financing statements and other appropriate documentation, granting to the BANK a first perfected security interest in all inventory and other property described therein presently owned or hereafter acquired of the COMPANY and one proceeds and products thereon.

     Section 4.3 - SECURITY INTEREST IN EQUIPMENT

     To collateralize the Notes and all other indebtedness and liabilities of the COMPANY to the BANK, whether now existing or hereafter arising and whether direct, indirect, contingent, liquidated or unliquidated, the COMPANY shall cause to be duly executed and delivered to the BANK an Equipment Security Agreement in the form attached hereto as Exhibit F (the "Equipment Security Agreement"), all attendant financing statements and other appropriate documentation, granting to the BANK a first perfected security interest in all equipment and other property described therein presently owned or hereafter acquired by the COMPANY and the proceeds thereof.

     The Accounts and Inventory Security Agreements and Equipment Security Agreement are referred to herein collectively as the "Security Agreements."

     Section 4.4 - OTHER COLLATERAL PLEDGED

     To collateralize the Notes and all other indebtedness and liabilities of the COMPANY to the BANK, whether now existing or hereafter arising and whether direct, indirect, contingent liquidated or unliquidated, the COMPANY shall cause to be duly executed and delivered to the BANK, Collateral Pledge Agreements, Security Agreements, Financing Statements, Deeds of Trust and other appropriate


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documentation, covering the property, rights and items set forth in Schedule 4.4 attached hereto.

     ARTICLE V -REPRESENTATIONS AND WARRANTIES

     In order to induce the BANK to enter into this Agreement and to extend credit to the PARENT COMPANY hereunder, the PARENT COMPANY and the SUBSIDIARY COMPANY make the following representations and warranties, which shall survive the execution and delivery of this Agreement and the Notes:

     Section 5.1 - CORPORATE STATUS

     (a) The PARENT COMPANY is a duly organized and validly existing corporation in good standing under the laws of the State of Missouri with perpetual corporate existence, and has the corporate power and authority to own its properties and to transact the business in which it is engaged or presently proposes to engage. The PARENT COMPANY is duly qualified as a foreign corporation and in good standing in all states, if any, where the nature of its business or the ownership or use of property requires such qualification. All franchise and/or license fees required by Missouri law have been paid by the PARENT COMPANY.


     Section 5.2 - SUBSIDIARIES

     The COMPANY has 2 subsidiaries, Health Micro Data Systems, Inc. Citation Professional Services, Inc., each of which is wholly-owned by the COMPANY (collectively the "Subsidiaries", or individually, a "Subsidiary"), and no other subsidiaries. The COMPANY has the corporate power to own the Subsidiaries and each of the Subsidiaries is duly organized and a validly existing corporation under the laws of its State of incorporation with perpetual corporate existence and has the corporate power and authority to own its properties and to transact the business in which it engages or proposes to engage.

     Section 5.3 - CORPORATE POWER AND AUTHORITY

     The COMPANY has the corporate power to borrow and to execute, deliver and carry out the terms and provisions of this Agreement, the


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Notes and all instruments and documents delivered by it pursuant to this
Agreement, and the COMPANY has taken or caused to be taken all necessary corporate action (including, but not limited to, the obtaining of any consent of stockholders required by law or by the Articles of Incorporation or By-Laws of the COMPANY) to obtain the loan hereunder and to authorize the execution, delivery and performance of this Agreement, the borrowings hereunder, the making and delivery of the Notes, and the execution, delivery, and performance of the instruments and documents delivered by it or to be delivered by it pursuant to this Agreement.

     Section 5.4 - NO VIOLATION OF AGREEMENTS

     The COMPANY is not in default under any indenture, mortgage, deed of trust, agreement or other instrument to which it is a party or by which it may be bound. Neither the execution and delivery of this Agreement, the Notes or any of the instruments and documents to be executed and delivered and/or continued pursuant to this Agreement, nor the consummation of the transactions herein and therein contemplated, nor compliance with the provisions hereof or thereof will violate any law or regulations, or any order or decree of any court or governmental instrumentality, or will conflict with, or result in the breach of, or constitute a default under any indenture, mortgage, deed of trust, agreement or other instrument to which the COMPANY is a party or by which it may be bound, or result in the creation of imposition of any lien, charge or encumbrance upon any of the property of the COMPANY thereunder, or violate any provision of the Articles or Certificate of Incorporation, By-Laws or any capital stock provisions of the COMPANY.

     Section 5.5 - NO BURDENSOME AGREEMENTS

     The COMPANY is not a party to any agreement or instrument or subject to any corporate restriction (including any restriction set forth in its Articles or Certificate of Incorporation) materially and adversely affecting the operation, business, properties or financial condition of the COMPANY.

     Section 5.6 - NO LITIGATION

     Except as set forth in Schedule 5.6 there are no actions, suits or proceedings pending, or to the knowledge of the COMPANY threatened, instituted against or affecting the COMPANY before any court, arbitrator or governmental or administrative body or agency which might result in any material adverse change in the business, operations, properties or assets or in the condition, financial or otherwise, of the COMPANY. The COMPANY is not in default in any material respect under any applicable statute, rule, order, decree or regulation of any court, arbitrator or governmental body or agency having jurisdiction over the COMPANY.

     Section 5.7 - GOOD TITLE TO PROPERTIES

     The COMPANY has good and marketable title to all its properties and assets subject to no liens, mortgages, pledges, security interest,


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encumbrances or charges of any kind, except such as provided under the provisions of this Agreements in favor of the BANK and as set forth in Schedule
5.7 attached hereto.

     Section 5.8 - FINANCIAL STATEMENTS

     The COMPANY has furnished to the BANK financial statements for the fiscal year ended March 31, 1997, including the Balance Sheet as of such date and the related Statement "of Income and Retained Earnings and a consolidated Statement of Changes in Financial Position for the two years then ended (collectively the "Financial Statements"), which Financial Statements have been audited by the independent public accounting firm of Price Waterhouse, LLP.

     The Financial Statements (including in each case any related schedules and notes) present fairly, in accordance with generally accepted accounting principles consistently applied throughout the periods involved, the financial position of the COMPANY as at the dates of such balance sheets and the results of operations and changes in financial position for the periods of the Financial Statements.

     The Balance Sheets as of March 31, 1997, contained in the Financial Statements, reflect all material liabilities, contingent or otherwise, of the COMPANY as at such date, and, since March 31, 1997, there have been no changes in the business, properties or condition (financial or otherwise) of the COMPANY from that reflected on such Balance Sheets and in the schedules and notes thereto other than changes in the ordinary course of business, the effect of which have not been adverse to the COMPANY.

     Section 5.9 - TRADEMARKS, PATENTS, ETC.

     The COMPANY possesses all the trademarks, trade names, copyrights, patents, licenses, or rights in any thereof, adequate for the conduct of its business as now conducted and presently proposed to be conducted, without known conflict with the rights or claimed rights of others.

     Section 5.10 - TAX LIABILITY

     The COMPANY has filed all tax returns which are required to be filed, and has paid all taxes, interest or penalties which have become due pursuant to such returns or pursuant to any assessment received by it. The Federal income tax liability of the COMPANY has been audited by the Internal Revenue Service to fiscal year-end 1993.

     Section 5.11 - GOVERNMENTAL ACTION

     No action or permission of, or filing with, any governmental or public body or authority (other than normal reporting requirements) is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Agreement, the Notes or any of the instruments or documents to be delivered pursuant to this Agreement.


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     Section 5.12 - DISCLOSURE

     Neither the Schedules attached hereto, nor the Financial Statements referred to in Section 5.8 nor any certificate, statement, report or other document furnished to the BANK by the COMPANY in connection herewith or in connection with any transaction contemplated hereby, nor this Agreement contain any untrue statement of a material fact nor omit to state any material fact necessary in order to make the statements contained therein not misleading.

     Section 5.13 - REGULATIONS U AND X

     No part of the proceeds of the loans referenced herein will be used to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock. If requested by the BANK, the COMPANY, will furnish to the BANK statements in conformity with the requirements of Federal Reserve Form U-1.

     Section 5.14 - COMPLIANCE WITH ERISA

     The COMPANY shall comply with all requirements of the Employment Retirement Income Security Act of 1974, as amended from time to time ("ERISA") make contributions to all employee plans in a timely manner and in an amount sufficient to comply with the requirements of ERISA, notify the BANK within thirty (30) days of receipt by the COMPANY of any notice of the institution of any proceeding or other action which may result in the termination of any plan.

     Section 5.15 - HAZARDOUS SUBSTANCES

     (a) All assets and other properties of the COMPANY are free from any asbestos, asbestos containing material, petroleum (including crude oil or any fraction thereof), natural gas or synthetic gas, including mixtures thereof and whether liquified or not, or other Hazardous Materials (as defined below and that the assets and other properties of the COMPANY are not in violation of any laws, regulations or orders concerning Hazardous Materials.

     (b) No assets and other properties of the COMPANY are listed or proposed for listing or threatened to be listed on the National Priorities List by the Environmental Protection Agency or on any registry or list maintained by any state or local agency, department or entity regarding Hazardous Materials, and that there have been no discussions between the COMPANY or its agents, employees or attorneys and state, federal or local officials concerning the possibility of such listings.

     (c) There has been no storage, disposal, discharge, deposit, injection, dumping, leaking, spilling, placing or escape of any


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Hazardous Materials on, in, under or from the assets or other properties of the COMPANY. The COMPANY agrees that it will not permit the storage, disposal, discharge, deposit, injection, dumping, leaking, spilling, placing or escape of any Hazardous Material on, in or around the Assets of other properties of the COMPANY now or at any future time.

     (d) The COMPANY shall comply with any and all laws, regulations or orders with respect to the discharge and removal of Hazardous Material, shall pay immediately when due the cost of removal of any such Hazardous Material, and shall keep the assets and other properties of the COMPANY free of any lien imposed pursuant to such laws, regulations or orders. The COMPANY shall indemnify the BANK and hold it harmless from and against all loss, cost, damage and expense (including, without limitation, reasonable attorneys' fees and costs incurred in the investigation, defense and settlement of claims) that the BANK may incur as a result of or in connection with the assertion against the COMPANY of any claim relating to the presence of removal of any Hazardous material or contaminant referred to in this Section, or compliance with any federal, state or local regulations relating thereto.

     (e) As used herein, the term "Hazardous Material" shall mean any asbestos, flammable substances, explosives, radio active materials, PCB-laden oil, hazardous materials, pollutants, contaminants, toxic substances, pollution or related materials from time to time specified as such in, or regulated under any federal, state or local laws, ordinances, rules, regulations or policies governing use, spillage, leakage, dumping, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of any hazardous substance (as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601(14) as amended from time to time, and the regulations promulgated thereunder), or any hazardous waste (as defined in the Resource Conservation and Recovery Act of 1976 42 U.S.C. Section 6903(5), as amended from time to time, and the regulations promulgated thereunder), petroleum (including crude oil or any fraction thereof), and natural gas or synthetic gas, including mixtures thereof and whether liquified or not.

     ARTICLE VI - AFFIRMATIVE COVENANTS

     The COMPANY covenants and agrees that, until the Notes, together with interest and all its other indebtedness and obligation to the BANK under this Agreement, are paid in full, and the BANK'S commitment hereunder is terminated, unless specifically waived in writing by the BANK:

     Section 6.1 - FINANCIAL STATEMENTS AND OTHER INFORMATION

     The COMPANY shall furnish to the BANK:

     (a) As soon as practicable and in any event within 30 days after the close of each Quarter, an unaudited (i) balance sheet of the COMPANY whose quarter shall have so ended, and (ii) profit and loss statement of the COMPANY.


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     (b)  As soon as practicable and in any event within 90 days after the close of each fiscal year of the COMPANY, a certified audited balance sheet and a profit and loss statement of the COMPANY whose fiscal year shall have then ended as at the end of and for the fiscal year just closed, setting forth corresponding figures of the previous fiscal year in comparative form and on a consistent basis (except for changes made in accordance with generally accepted accounting principles which are shown by appropriate notes and/or schedules) all in reasonable detail.

     (c) The COMPANY shall furnish to the BANK promptly copies of all financial statements and reports that the COMPANY sends to its shareholders and copies of all financial statements and regular, periodic or special reports (including forms 10-K, 10-Q, and 8-K) that the COMPANY may make to, or file with the SEC.

     (d) Promptly upon the commencement thereof, written notice of any litigation, including arbitrations, and of any proceedings before any governmental agency which would, if successful, materially adversely affect the COMPANY or where the amount involved exceeds $100,000.00 and

     (e) With reasonable promptness, such other information respecting the business, operations and financial condition of the COMPANY as the BANK may from time to time reasonably request.

     The BANK, upon prior notice to the COMPANY, is hereby authorized to deliver a copy of any financial statement or any other information relating to the business, operations or financial condition of the COMPANY which may be furnished to it or come to its attention pursuant to this Agreement or otherwise, to any regulatory body or agency having jurisdiction over the BANK or, to any person which shall, or shall have any right or obligation to, succeed to all or any part of the BANK'S interest in the Notes, this Agreement and any security herein provided for or otherwise securing the Notes.

     Section 6.2 - INSPECTION BY BANK

     Bank shall have the right to periodically inspect the books and records of the Borrower (including its journals, orders, receipts and correspondence which relates to its Accounts) and to discuss its affairs, finances and Accounts and operations with its directors, officers, employees and agents and its independent public accountants. The Bank shall assess an audit fee based on the Bank's then audit rate (which rate is presently $450 per day) plus expenses for each such audit; Provided, however, that prior to the occurrence of a Default or an Event of Default, Bank will be limited to performing 2 such audits during each fiscal year of the company.


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     Section 6.3 - PAY INDEBTEDNESS TO BANK AND PERFORM OTHER COVENANTS

     The COMPANY shall (a) make full and timely payment of the principal of and interest and premium, if any, on the Notes and all other indebtedness of the COMPANY to the BANK, whether now existing or hereafter arising and whether direct, indirect, contingent, liquidated or unliquidated, and (b) duly comply with all the terms and covenants contained in each of the instruments and documents given to the BANK in connection with or pursuant to this Agreement, all at the times and places and in the manner set forth therein.

     Section 6.4 - DEMAND DEPOSIT ACCOUNTS AND LOCK BOX PROCEDURE

     The COMPANY shall maintain all its demand deposit accounts with the BANK. A lock box procedure will be maintained with BANK in form satisfactory to BANK.

     Section 6.5 - NET WORKING CAPITAL AND NET WORTH

     The COMPANY will maintain at all times a net working capital ratio of not less than 1.50X and the COMPANY shall also limit the ratio of debt to capital funds of less than or equal to 1.0 to 1 and the capital funds shall not be less than NINE MILLION AND 00/100 DOLLARS ($9,000,000.00). All of the above accounting and financial terms shall be determined in accordance with generally accepted accounting principles except that the term "capital funds" shall include any indebtedness which is expressly subordinated to all indebtedness of the COMPANY to the BANK in a manner satisfactory to the BANK.

     Section 6.6 - INSURANCE

     (a) COMPANY shall (i) keep all of its properties fully insured at all times with responsible insurance carriers satisfactory to the BANK against loss or damage by fire and other hazards, (ii) maintain adequate insurance at all times with responsible insurance carriers satisfactory to the BANK against liability on account of damage to persons and property and under all applicable workmen's compensation laws, and (iii) maintain adequate insurance covering other risks as the BANK may reasonably request with responsible insurance carriers satisfactory to the BANK. The BANK shall be named as loss payee on all such hazard insurance policies and an additional named insured on such liability policies and such policies shall be payable to the BANK and the COMPANY as their interest appear. Such policies shall not be cancelable without the giving of ten (10) days prior written notice to the BANK nor shall any act or omission by the COMPANY invalidate the obligation of the insurer to the BANK. A duplicate original or certificate of each such policy of insurance shall be, delivered by the COMPANY to the BANK upon the request of the BANK. All recoveries under any such


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          policy of insurance shall be applied first to the payment of interest due on unpaid principal and the remainder shall be applied to the prepayment of installments of principal in the inverse order of their maturities pursuant to the Notes. For the purpose of this Section 6.6(a), insurance shall be deemed adequate if the same is not less extensive in coverage and amount than is customarily maintained by other persons engaged in the same or similar business similarly situated.

     (b) The COMPANY shall, from time to time upon request of the BANK, promptly furnish or cause to be furnished to the BANK evidence, in form and substance satisfactory to the BANK, of the maintenance of all insurance required by this Section 6.6 to be maintained, including, but not limited to such originals or copies as the BANK may request of policies, certificates of insurance, riders, and endorsements relating to such insurance and proof of premium payments.

     Section 6.7 - PROPERTIES IN GOOD CONDITION

     The COMPANY shall keep its properties in good repair, working order and condition and, from time to time, make all needful and proper repairs, renewals, replacements, additions and improvements thereto, so that the business carried on may be properly and advantageously conducted at all times in accordance with prudent business management.

     Section 6.8 - MAINTENANCE OF BUSINESS

     The COMPANY will continue its business and maintain its corporate existence and its right to transact the business in which it is engaged in good standing.

     Section 6.9 - TAXES AND CLAIMS

     The COMPANY shall duly pay and discharge (a) all taxes, assessments and governmental levies and charges upon or against the COMPANY or its properties or assets prior to the date on which penalties attach thereto, unless and to the extent that such taxes are being diligently contested in good faith and by appropriate proceedings and appropriate reserves therefor have been established, and, if requested by the BANK, indemnity satisfactory to the BANK has been furnished by the COMPANY to the BANK; and, upon request of the BANK, the COMPANY shall furnish or cause to be furnished to the BANK copies of all tax bills or assessments evidencing payment of the amounts due thereunder; and
(b) all lawful claims, whether for labor, materials, supplies, services or anything else which might or could, if unpaid, become a lien or charge upon the properties or assets of the COMPANY, unless and to the extent only that the same are being diligently contested in good faith and by appropriate proceedings and appropriate reserves there for have been established, and, if requested by the BANK, indemnity satisfactory to the BANK has been furnished by the COMPANY to the BANK.

     Section 6. 10 - BOOKS AND RESERVES

     The COMPANY shall:

     (a) maintain, at all times, true and complete books, records and accounts in which true and correct entries shall be made of its transactions in accordance with generally accepted accounting principles consistently applied and consistent with those applied in the preparation of the financial statements referred to in Section 5.8; and

     (b) by means of appropriate entries, not less often than at the end of each month, reflect in its accounts and in all financial statements furnished pursuant to Section 6.1 proper liabilities and reserves for all taxes and proper reserves for depreciation, renewals and replacements, obsolescence and amortization of its properties and bad debts, all in accordance with generally accepted accounting principles consistently applied, as above described.

     Section 6.11 - FURTHER ASSURANCES

     The COMPANY shall, at its cost and expense, upon request of the BANK, duly execute and deliver, or cause to be duly executed and delivered, to the BANK such further instruments, and do and cause to be done such further acts as may be necessary or proper in the opinion of the BANK, to carry out the provisions and purposes of this Agreement.

     Section 6.12 - ACCOUNTANTS

     The COMPANY shall give the BANK prompt notice of any change of the COMPANY'S independent certified public accountant and a statement of the reasons for such change. The COMPANY must at all time utilize an independent certified public accountant acceptable to the Bank.

     ARTICLE VII - NEGATIVE COVENANTS
     The COMPANY covenants and agrees that, until the Notes together with interest and all its other indebtedness to the BANK under this Agreement are paid in full, and the BANK'S commitment hereunder is terminated, the COMPANY shall not, without the prior written consent of the BANK:

     Section 7.1 - MORTGAGES, LIENS, ETC.

     Create, incur, assume or suffer to exist any mortgage, pledge, security interest, encumbrance, lien or charge of any kind upon or defect in title to or restriction upon the use of any of the COMPANY'S property or assets of any character under conditional sales, finance lease of other title retention agreements, except:

     (a)  Mortgages, liens, pledges and security interest in favor the BANK;

     (b) Mortgages, pledges, liens and security interest existing on the date hereof which are described in Schedule 7.1 hereto, but not the extension of coverage to other property, extension of maturity, refunding or modification thereof in whole or in part except as indicated on Schedule 7.1.

     Section 7.2 - INDEBTEDNESS

     Create, incur, assume or suffer to exist, contingently or otherwise, any indebtedness, except:

     (a)  Indebtedness of the COMPANY under this Agreement;

     (b) Unsecured current liabilities incurred in the ordinary course of business other than those which are for money borrowed or are evidenced by bonds, debentures, notes or other similar instrument;

     (c) Indebtedness (not overdue) secured by mortgages, liens or security interest permitted by Section 7.1;

     (d) Indebtedness under guaranties or for other contingent liabilities to the extent permitted by Section 7.3;

     (e) Unsecured Subordinated Debt, meaning any unsecured obligation which is expressly subordinated to the obligations of COMPANY to BANK in a form satisfactory to the BANK and described in Schedule 7.2 attached hereto;

     (f) Indebtedness existing on the date hereof described in Schedule 7.2 attached hereto, but not the extension of maturity, increase, refunding or modification thereof in whole or in part.

     Section 7.3 - LOANS, INVESTMENTS AND GUARANTIES

     Lend or advance money, credit or property to any person, or invest in (by capital contribution or otherwise), or acquire any interest whatsoever in, or purchase or repurchase the stock or indebtedness, or all or a substantial part of the assets or properties, of any person, or guarantee, assume, endorse or otherwise become responsible for (directly or indirectly or by an instrument having the effect of assuring any person's payment or performance or capability) the indebtedness, performance, obligations, stock or dividends of any person, or agree to do any of the foregoing, except:

     (a) Endorsement of negotiable instruments for deposit or collection in the ordinary course of business;

     (b) Investments in readily marketable, direct obligations of the Government of the United States of America maturing not more than one year after the date of purchase thereof, commercial paper rated double "A" or better and/or in Certificates of Deposit issued by the BANK;

     (c) investments representing the indebtedness of any person owing as a result of the sale by the COMPANY in the ordinary course of business of products or services or tangible personal property no longer required in its business;

     (d)  Loans and advances to persons existing on the date hereof described in
          Schedule 7.3 attached hereto, but not the extension of any maturity, increase, refunding or modification thereof in whole or in part.

     Section 7.4 - COMPANY

     Amend the Articles of Incorporation by By-Laws or other organization or similar agreements of the COMPANY or liquidate, dissolve or otherwise alter the form of the COMPANY. The COMPANY further agrees that it shall not: (a) sell, lease, transfer or otherwise dispose of (whether in one transaction or a series of related transactions) any of its assets if the aggregate value thereof represents a material part of the aggregate value of all its assets; (b) consolidate with or merge into any other corporations, or permit another corporation to merge into it, or acquire, in a transaction analogous in purpose or effect to a merger or consolidation, all or substantially all of the properties or assets of any other person; or, (c) enter into any arrangement, directly or indirectly, with any person whereby the COMPANY shall sell or transfer any property, real or personal, and used and useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which the COMPANY intends to use for substantially the same purpose or purposes as the property being sold or transferred.

     Section 7.5 - CERTAIN SUBSIDIARY ACTION

     Permit or suffer any SUBSIDIARY COMPANY to acquire, hold or own any shares of stock of the PARENT COMPANY or to issue or sell any shares of its own stock of any class to any person except the PARENT COMPANY or another SUBSIDIARY or to pledge or assign or otherwise transfer any shares of its own stock of any class or other securities to any person except to the PARENT COMPANY or to another SUBSIDIARY COMPANY or to the BANK as collateral for any indebtedness or for any other purpose.

     Section 7.6 - MANAGEMENT

     Make any material change the management of the COMPANY. Such material change in management shall be deemed to have occurred upon a change in the Chief Executive Officer, the President, or a majority of the members of the Board of Directors.

     Section 7.7 - MERGER, DISSOLUTION, SALE OF ASSETS

     Enter into any transactions of merger or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or a substantial part of its properties or assets, or any of its notes or accounts receivable, or any assets or properties necessary or desirable for the proper conduct of its business, or change the nature of its business, or wind up, liquidate or dissolve, or agree to do any of the foregoing.

     ARTICLE VIII - DEFAULTS AND REMEDIES

     Section 8.1 - EVENTS OF DEFAULT

     If any one or more of the following events (herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), that is to say:

     (a) If default shall be made in the due and punctual payment of the installments of principal and interest or, any premium on, any one or more of the Notes, or any other obligation or liabilities of the COMPANY to the BANK whether direct, indirect, contingent, liquidated or unliquidated when and as the same shall become due and payable, whether at maturity or by acceleration or otherwise, such default continuing for a period of ten days after notice thereof to the COMPANY from the BANK;

     (b) If default shall be made in the performance or observance of, or shall occur under, any covenant, agreement, or provisions contained in
          Article III, IV, V, VI or VII of this Agreement or in any instrument or document delivered to the BANK in connection with or pursuant to this Agreement or if any such instrument or document shall terminate or become void or unenforceable without the written consent of the BANK and such, action shall not be cured within ten business days after notice thereof to the COMPANY from the BANK;

     (c) If default shall be made in the performance or observance of any other covenant, agreement or provision contained in this Agreement and such default shall hays continued for a period of ten business days after notice thereof to the COMPANY from the BANK;

     (d) If any representation or warranty or any other statement of fact herein or in any writing, certificate, report or statement at any time furnished to the BANK pursuant to or in connection with, this Agreement, or otherwise, shall be false in any material respect or misleading in any material respect;

     (e) If the COMPANY shall admit in writing its inability to pay its debts generally as they become due; file a petition in bankruptcy or petition to take advantage of any insolvency act; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; file a petition or answer seeking reorganization or arrangement or a similar relief under the Federal bankruptcy laws or any other applicable law or statute of the United States or any State;

     (f) If the COMPANY shall be adjudged a bankrupt; or a court of competent jurisdiction shall enter an order, judgment or decree appointing a receiver, trustee, liquidator or conservator of the COMPANY or of the whole or any substantial part of its properties, or approve a petition filed against the COMPANY seeking reorganization or similar relief under the Federal bankruptcy laws or any other applicable law or statute of the United States or any State; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of the COMPANY or of the whole or any substantial part of its properties; or if there is commenced against the COMPANY and such proceeding or petition remains undismissed for a period of 30 days; or if the COMPANY by any act indicated its consent to, approval of or acquiescence in any such proceeding or petition; or

     (g) If a final judgment which, with other outstanding final judgments against the COMPANY, exceeds an aggregate of $250,000.00 shall be rendered against the COMPANY and within 30 days after entry thereof the judgment shall not have been discharged or execution thereof stayed pending appeal, or if within 30 days after the expiration of any such stay, such judgment shall not have been discharged;

     (h) If (i) any person or group other than James F. O'Donnell and CFB Venture Fund I, Inc. shall become the beneficial owner of 15% or more of the voting stock of the Company or (ii) a majority of the present members of the Board of Directors of the Company shall cease to be members of the Board.

     (i) Any default by the COMPANY under any indenture, mortgage, loan agreement, note, deed of trust, agreement or other instrument to which it or any of its properties is a party or by which it is bound or failure by COMPANY in the due performance of any covenant contained in any such document; or

     (j) If this Agreement or any security or any other document delivered in connection with a purchase to this Agreement shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void, or the validity or enforceability of any thereof shall be contested by the COMPANY or any other obligor thereunder, or the transactions completed or contemplated hereunder shall be contested by the COMPANY, or if the COMPANY shall deny that it has any or further liability or obligation hereunder;

          Then, and in any such event, and at any time thereafter, if such or any other Event of Default shall then be continuing, the BANK may, at its option, declare the Notes to be due and payable and terminate its commitment to lend any further funds pursuant hereto, whereupon the maturity of the then unpaid balance of the Notes shall be accelerated and the same, and all interest accrued thereon, as well as all other liabilities and indebtedness of the COMPANY to the BANK whether now existing or hereafter arising and whether direct, indirect, contingent, liquidated or unliquidated, shall forthwith become due and payable without presentment, demand, protest or notice of any kind, all of which is hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding.

     Section 8.2 - SUITS FOR ENFORCEMENT

     In case any one or more Events of Default shall occur and be continuing, the BANK may proceed to protect and enforce its rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein, in the Notes or in any document or instrument delivered in connection with or pursuant to this Agreement, or to enforce the payment of the Notes or any other legal or equitable right or remedy.

     Section 8.3 - RIGHTS AND REMEDIES CUMULATIVE

     No right or remedy herein conferred upon the BANK is intended to be exclusive of any other right or remedy contained herein, in the Notes or in any instrument or document delivered in connection with or pursuant to this Agreement, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

     Section 8.4 - RIGHT AND REMEDIES NOT WAIVED

     No course of dealing between the COMPANY and the BANK or any failure or delay on the part of the BANK in exercising any rights or remedies hereunder shall operate as a waiver of any rights or remedies of the BANK and no single or partial exercise of any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder.

     ARTICLE IX - MISCELLANEOUS

     Section 9.1 - FEES AND EXPENSES

     The COMPANY shall pay all out-of-pocket costs and expenses, including attorneys' fees and expenses, incurred by the BANK in connection with the preparation of this Agreement, the Notes, any document or instrument delivered pursuant to or in connection with this Agreement and all related documentation, recording or filing fees. The COMPANY shall also pay all like costs and expenses incurred by the BANK in connection with any amendments, waivers, renewals or modifications of or made pursuant to this Agreement, the Notes, any document or instrument delivered pursuant to or in connection with this Agreement and all other related documentation.

     Section 9.2 - COLLECTION COSTS

     In the event that the BANK shall retain or engage an attorney or attorneys to collect or enforce or protect their interests with respect to this Agreement, or the Notes, or any instrument or document delivered pursuant to this Agreement, or to protect the rights of any holder or holders with respect thereto, including the representation of BANK or any holder or holders of any of the Notes in connection with any bankruptcy, reorganization, receivership or any other action affecting creditor's rights, and regardless of whether a suit or action is commenced, the COMPANY shall pay all of the costs and expenses of such collection, enforcement or protection, including reasonable attorneys' fees, and the BANK or the holder of any of the Notes, as the case may be, may take judgment for all such amounts, in addition to the unpaid principal balance of the Notes and accrued interest thereon.

     Section 9.3 - SETOFF

     In addition to any rights now or hereafter granted under the provisions of the any applicable law, rule or regulation and, not by way of limitation of any such rights, upon the occurrence of (a) any Event of Default or (b) any event which with the lapsed of time or the giving of notice, or both, would constitute an Event of Default, the BANK is hereby authorized by the COMPANY, at any time or from time to time, without notice to the COMPANY or to any other person, any such notice being hereby expressly waived,

     (a) to setoff and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured) and any other indebtedness at any time held or owing by the BANK or such holder to or for the credit or account of the COMPANY against and on account of the obligations and liabilities of the COMPANY to such BANK or any holder of any of the Notes, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, the Notes or any instrument or document delivered in connection with or pursuant to this Agreement, irrespective of whether or not (i) the BANK shall have made any demand under this Agreement, the Notes or any instrument or document delivered in connection with or pursuant to this Agreement, or (ii) the BANK shall have declared the principal of and interest on any of the Notes or any other amounts under this Agreement, any of the Notes or any instrument or document delivered in connection with or pursuant to this Agreement to be due and payable as permitted by Section 8.1 and by the terms of any of the Notes or any instrument or document delivered in connection with or pursuant to this Agreement, and although said obligations and liabilities, or any of them, shall be contingent or unmatured, and

     (b) pending any such setoff or appropriation or application, to hold the amounts of all deposits as collateral and to return as unpaid any or all checks drawn against such deposits that are presented for payment as the BANK in its sole discretion shall decide.

     Section 9.4 - MODIFICATION, WAIVERS AND APPROVALS

     No modification or waiver of any provision of the Notes or of this Agreement, no approvals required from the BANK and no consent by the BANK to any departure therefrom by the COMPANY shall be effective unless such modification, waiver, approval or consent shall be in writing and signed by duly authorized officers of the BANK, and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing. No notice to or demand on the COMPANY in any case shall entitle the COMPANY to any other or further notice or demand in similar or other circumstances.

     ORAL AGREEMENTS OR COMMITMENTS TO LEND MONEY, EXTEND CREDIT OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWERS) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

     Section 9.5 - LAW

     This Agreement shall be construed in accordance with and governed by the laws of the State of Missouri.

     Section 9.6 - NOTICES

     All notice, requests, demands or other communications provided for herein shall be in writing and shall be deemed to have been given when sent by prepaid telegram or registered or certified mail, return receipt requested, addressed, as the case may be, to the BANK, 2301 South Kingshighway, St. Louis, Missouri, or to the COMPANY 424 South Woods Mill Road, Suite 200, Chesterfield, Missouri or to such other person or address as any party shall designate to the others from time to time in writing forwarded in like manner.

     Section 9.7 - BENEFIT OF AGREEMENT

     This Agreement shall be binding upon and inure to the benefit of the COMPANY and the BANK and their respective successors and assigns, and all subsequent holders of the Notes, except that the obligation of the BANK to make loans hereunder shall not inure to the benefit of any successors and assigns of the COMPANY.

     Section 9.8 - COMPLETION OF NOTES

     The COMPANY hereby authorizes the BANK to complete the Notes in all particulars in accordance with the terms of this Agreement and such Notes.

     Section 9.9 - CAPTIONS

     The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

     Section 9.10 - PAYMENT DUE ON HOLIDAY

     Whenever any payment to be made hereunder or on the Notes shall become due and payable on a Saturday, Sunday or a legal holiday under the laws of the State of Missouri, such payment may be made on the next succeeding business day and such extension of time shall in such case be included in computing interest on such payment.

     Section 9.11 - REINSTATEMENT OF OBLIGATIONS

     If at any time any payments on the Notes or any other indebtedness or liabilities owed to the BANK theretofore made by the COMPANY or any other person must be disgorged by the BANK for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the COMPANY or other person), this Agreement and the BANK'S mortgages, liens, pledges and security interests granted hereunder shall be reinstated as to all disgorged payments as though such payment had not been made, and the COMPANY shall sign and deliver to the BANK all documents and things necessary to reperfect all terminated mortgages, liens, pledges and security interests.

     Section 9.12 - SEVERABILITY

     If any provision of this Agreement shall be held invalid by any court of competent jurisdiction, such holding shall not invalidate any other provision hereof.

     IN WITNESS WHEREOF, the COMPANY and the BANK have caused this Agreement to be duly executed by their officers thereunto duly authorized as of the day and year first above written.

ATTEST:                                 CITATION COMPUTER SYSTEMS, INC.

/s/ John P. Gilmore                     By:  /s/ Richard D. Neece
-----------------------------------        -------------------------------------
    John P. Gilmore                          Richard D. Neece
    Vice President and Controller            President


                                        SOUTHWEST BANK OF ST. LOUIS

                                        By: /s/ John G. Barry
                                           -------------------------------------
                                            John G. Barry
                                            Senior Vice President